EXHIBIT 99.1

PRESS RELEASE

Contact: Roger N. Tuttle
Ezenia! Inc.
Investor Relations
investorrelations@ezenia.com

EZENIA! INC. Announces 2006 Second Quarter Financial Results

Nashua, N.H., August 10, 2006 — Ezenia! Inc. (OTCBB:EZEN.OB), a leading market provider of  real-time collaboration solutions for corporate and government networks and eBusiness,  today reported financial results for its second quarter and six month period ended June 30, 2006.

The Company generated revenues of approximately $3.6 million for the second quarter of 2006, an 8.7% increase from approximately $3.3 million for the second quarter of 2005. For the six months ended June 30, 2006, revenue was approximately $7.2 million, an increase of 12.7% when compared to the six months ended June 30, 2005.  Revenue from the InfoWorkSpace product line increased 11.1% and 17.9% for the quarter and six-month period ended June 30, 2006, respectively, as compared to the quarter and six-month period ended June 30, 2005.

Income from operations for the quarter ended June 30, 2006 was approximately $949 thousand as compared to approximately $885 thousand, for the same period of 2005.  For the six-month period ended June 30, 2006, income from operations was approximately $2.0 million, compared to approximately $1.5 million for the same period of 2005.

Net income for the quarter ended June 30, 2006 was approximately $979 thousand, or $0.07 per share, as compared to net income of approximately $929 thousand, or $0.06, for the same period of 2005.  For the six-month period ending June 30, 2006 net income was approximately $2.4 million, or $0.16 per share, as compared to approximately $1.6 million, or $0.11 per share, for the same period of 2005.

GAAP net income for the second quarter of fiscal 2006 includes:  $77 thousand of income tax expense and approximately $108 thousand of stock based compensation expense relating to the Company’s implementation of Statement of Financial Accounting Standards (SFAS) 123R “Share Based Payments” in the first quarter. There was no income tax or equity-based compensation expense for the period ended June 30, 2005.

Net working capital increased approximately 83% to approximately $10.1 million for the period ended June 30, 2006 from approximately $5.5 million for the period ended June 30, 2005.  For the six-month period ended June 30, 2006 total cash and net collectible accounts receivable balance was approximately $13.2 million, an increase of approximately $3.8 million or 40.6%, from the period ended June 30, 2005.

“The second quarter delivered many positives including a 64% increase in orders booked compared to the same period of 2005, an eleventh consecutive quarter of profitability, continued improvement in our gross margin for the quarter and six-month period year-to-year, as well as receiving the prestigious 2006 Armed Forces Communications and Electronics Association Golden Link award in recognition for our flagship InfoWorkSpace products’ role in the success of the Multinational Experiment 4 (“MNE 4”) exercise” noted Khoa Nguyen, Ezenia Chairman and Chief Executive Officer.  “In addition, we continued to make improvements to our overall infrastructure as we added engineering resources,  strengthened our management team, engaged a new audit firm, and new legal advisor, and a new banking relationship.

Finally, with the positive acceptance we have received in the marketplace with the release of InfoWorkSpace Version 3.0, we have made a significant investment in the expansion of our sales force since the close of the quarter.  We continue on track in making the underlying improvements necessary to meet our long-term objectives while still meeting current fiscal year earnings per share growth targets.”

About Ezenia! Inc.
Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements
Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, including statements regarding our long-term strategy, improvements in our infrastructure, and proposed earnings per share growth targets, involve risks and uncertainties that could cause actual operating results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s 2005 Annual Report on Form 10-K as amended for the year ended December 31, 2005, such as the evolution of Ezenia!’s market, its dependence on major customers, rapid technological change and competition within the collaborative software market, its reliance on third-party technology, protection of its propriety technology, acceptance of IWS in the commercial market, retention of key employees, stock price volatility, customer acceptance of Version 3.0 of InfoWorkSpace, dependence on the United States government as its largest customer, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc. and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share related data)
(Unaudited)

	June 30,	December 31,
	2006	2005
Assets
Current assets
Cash and cash equivalents	$11,250	$9,405
Accounts receivable, less allowances of $428 at June 30, 2006 and $339 at December 31, 2005	1,985	4,533
Prepaid software licenses	2,661	2,477
Prepaid expenses and other current assets	208	311
Deferred tax assets	450	138
Total current assets	16,554	16,864

Capitalized software, net	122	—
Equipment and improvements, net	314	247
Total assets	$16,990	$17,111

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	641	1,593
Accrued expenses	139	415
Employee compensation and benefits	127	46
Deferred revenue	5,594	7,125
Total current liabilities	6,501	9,179

Stockholders’ equity
Preferred stock, $.01 par value; 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,305,094 issued and 14,644,657 outstanding at June 30, 2006; 15,248,386 issued and 14,587,949 outstanding at December 31, 2005	153	152
Capital in excess of par value	64,133	63,930
Accumulated deficit	(50,936)	(53,289)
Treasury stock at cost, 660,437 shares at June 30, 2006 and December 31, 2005	(2,861)	(2,861)
	10,489	7,932
Total liabilities and stockholders’ equity	$16,990	$17,111

EZENIA! INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for share and per share related data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues
Product revenue	$2,973	$2,829	$6,143	$5,778
Product development revenue	556	359	1,028	477
Service revenue	28	85	57	160
	3,557	3,273	7,228	6,415

Cost of revenues
Cost of product revenue	959	923	1,976	1,960
Cost of product development revenue	186	189	358	230
Cost of service revenue	5	18	10	37
	1,150	1,130	2,344	2,227

Gross profit	2,407	2,143	4,884	4,188

Operating expenses
Research and development	437	228	762	514
Sales and marketing	295	332	657	744
General and administrative	600	396	1,219	935
Occupancy and other facilities related expenses	102	294	200	429
Depreciation	24	8	44	13
Total operating expenses	1,458	1,258	2,882	2,635

Income from operations	949	885	2,002	1,553

Interest income, net	107	42	182	71
Other income	—	2	—	10
	107	44	182	81

Income before income taxes	1,056	929	2,184	1,634
Income tax expense (benefit)	77	—	(169)	—
Net income	$979	$929	$2,353	$1,634

Basic and diluted net earnings per share:
Basic and diluted	$0.07	$0.06	$0.16	$0.11
Weighted average common shares:
Basic	14,638,705	14,505,668	14,627,858	14,407,338
Diluted	14,954,359	15,218,945	14,944,313	15,027,213